Exhibit 24

                                                          May 11, 2012

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Authorization to Sign Rule 16 Forms
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To whom it may concern:

I will be Vice President and Controller of Genworth Financial, Inc.
("Genworth") and, until further written notice, I hereby individually authorize Leon E. Roday (Genworth's Senior Vice President, General Counsel
and Secretary), and Christine A. Ness (Genworth's Assistant Secretary) to
sign on my behalf a Form 3 and any Form 4 or Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of Genworth securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

                                           Very truly yours,

                                           /s/ Kelly L. Groh

                                           Kelly L. Groh